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                                                                     Exhibit 5.1

[Heller Ehrman White & McAuliffe Letterhead]


October 27, 2004


Adeza Biomedical Corporation
1240 Elko Drive.
Sunnyvale, California, 94089


                       REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as counsel to Adeza Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-118012) filed with the Securities and Exchange Commission (the "SEC") on August 6, 2004 (as amended by Amendment No. 1 thereto filed with the SEC on September 22, 2004, Amendment No. 2 thereto with the SEC filed on October 27, 2004) and as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 4,312,500 shares of its authorized but unissued Common Stock, par value $0.001 per share (the "Shares"). The Shares, which include up to 562,500 shares of the Company's Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and UBS Securities LLC, SG Cowen & Co., LLC, Thomas Weisel Partners LLC, and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement and to be filed with the Delaware Secretary of State in connection with the sale of the Shares, and certified to us by an officer of the Company as being the form to be filed

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[HELLER EHRMAN ATTORNEYS]                           Adeza Biomedical Corporation
                                                                October 27, 2004
                                                                          Page 2

          with the Delaware Secretary of State in connection with the sale of the Shares;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement; and

     (e) A form of the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the form of Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement, (iii) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, (iv) appropriate certificates evidencing the Shares will be executed and delivered by the Company, (v) the three-for-four reverse split of the Company's Common Stock described in the Registration Statement will be effected in accordance with applicable laws, and (vi) all applicable securities laws are complied with, it is our opinion that, when issued by the Company, the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,

                                   /s/  Heller Ehrman White & McAuliffe